JUNIOR MANAGEMENT FEE SUBORDINATION AGREEMENT

          THIS JUNIOR MANAGEMENT FEE SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into this 10th day of November 2005, by and among Sunset Holdings International, Ltd., a Delaware corporation (the “Manager”), Sunset Brands, Inc., a Delaware corporation (the “Company”), and IBF Fund Liquidating LLC, a Delaware limited liability company (the “Seller”).

          WHEREAS, pursuant to that certain Amended and Restated Acquisition Agreement and Plan of Merger dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Acquisition Agreement”), by and among U.S. Mills, Inc. (“US Mills”), the Company, Seller and USM Acquisition Sub, Inc., the Company will acquire US Mills by merger;

          WHEREAS, the Manager and the Company are parties to that certain Management Services Agreement dated as of October 4, 2004 (as amended, modified or supplemented from time to time as permitted hereunder or pursuant to the Security Agreement, the “Management Agreement”), pursuant to which the Manager has agreed to provide certain management and other services (“Management Services”) to the Company and the Company has agreed to pay the Manager monthly management fees of $43,333 as provided in Section 2 thereof (the “Management Fee Provision”);

          WHEREAS, in order to induce Seller to enter into the Acquisition Agreement, the parties hereto are required to, and hereby desire to, enter into this Agreement;

          WHEREAS, Seller is willing to execute, deliver and perform under the Acquisition Agreement and the other Acquisition Documents only upon the condition that each of the Company and the Manager executes and delivers to Seller this Agreement and agrees to perform and to comply with its obligations hereunder; and

          WHEREAS, the Manager acknowledges and confirms that it is an Affiliate of the Company and this Agreement is intended to be an inducement to the Seller to execute and deliver the Acquisition Documents and perform its obligations under the Acquisition Documents and Seller is relying upon this Agreement in executing and delivering the Acquisition Documents and performing its obligations thereunder.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for the Seller to enter into the Acquisition Documents and perform its obligations thereunder, the parties hereto, intending to be legally bound hereby, do agree as follows:

          1. Definitions.

                    (a) Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Security Agreement or, to the extent the same are used or defined therein, the meanings provided in Article 9 of the UCC in effect on the date hereof. Whenever the context so requires, each reference to gender includes the masculine and feminine, the singular number includes the plural and vice versa. This Agreement shall mean such agreement as the same now exists or may hereafter, in accordance with its terms, be amended, modified, supplemented, extended, renewed, restated or replaced, from time to time. Unless otherwise specified, all accounting terms not defined in the Security Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP. References in this Agreement to any Person shall include such Person and its successors and permitted assigns.

                    (b) As used in this Agreement, the following terms shall have the meanings specified in this Section 1(b).

                    “Enforcement Action” shall mean any action, whether legal, equitable, judicial, non-judicial or otherwise, to collect or receive any Fees or to enforce or realize upon any Lien, security interest, restriction, encumbrance, charge, claim, right or other interest in respect of the Fees now or in the future existing, including, without limitation, any repossession, foreclosure, public sale, private sale, collection, receipt, obtaining of a receiver or action for retention of all or any part of the Fees or Seller Collateral, or any acceleration of the Fees or the exercise or enforcement of any other right, power or remedy with respect to the Management Fee Provision, the Fees or Seller Collateral, in each case, in its capacity as Manager.

                    “Fees” means collectively any and all management and other fees, all charges, expenses, and/or payments, all indemnification and insurance payments under the Management Fee Provision and other amounts, penalties, late charges, interest, advances, payables, covenants and duties of any kind at any time owing, owed or payable by the Company to Manager, in each case, under or pursuant to the Management Fee Provision or otherwise for management and/or other services provided by the Manager to the Company pursuant to the Management Agreement, excluding reasonable out-of-pocket expenses which are reimbursable by the Company pursuant to the Management Fee Provision.

                    “Seller Collateral” means the “Collateral” as defined in the Security Documents.

                    “Obligations” has the meaning ascribed to the term “Obligations” in the Security Agreement, and all renewals or replacements thereof.

          2. Subordination of the Fees.

                    (a) The Fees hereby are expressly subordinated in right of payment, delivery and issuance and in right of remedies and action to the prior performance and satisfaction and irrevocable and indefeasible payment in full in cash of the Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) and termination of the Security Documents and to the Seller’s right to take all actions and to pursue all remedies under the Security Documents, at law, in equity and otherwise as provided herein.

                    (b) Notwithstanding any other provision of this Agreement, the Management Fee Provision or any of the Security Documents or any other document executed in connection with any of the foregoing or evidencing or with respect to any Fee, commencing on December 1, 2007, the Company may make payments of the Fees as such become due and payable on a monthly basis so long as, prior to and immediately after making such payment, no Event of Default has occurred or would result by or from any such payment. The Company and the Manager agree that any Fees accruing prior to November 1, 2007, shall not be payable by the Company to Manager until all Obligations have been indefeasibly paid in cash and the Security Documents have been terminated. The Company and the Manager covenant that upon the occurrence and during the continuation of an Event of Default, the Company’s ability to make and the Manager’s right to receive, any amount or payment on or with respect to the Fees or pursuant to the Management Fee Provision otherwise permitted under this Section 2(b) shall immediately and automatically cease and terminate (but without prejudice to the continued accrual of such Fees) until the earlier of (i) the date upon which all of the Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been indefeasibly paid in full in cash and the Security Documents have been terminated, and (ii) only in the case when payment is restricted by the occurrence of an Event of Default, the date, if any, on which such Event of Default has been or waived by Seller in writing (each such period, a “Blockage Period”). Any amount of payment on or with respect to the Fees made during any Blockage Period or otherwise made in violation of this Agreement that is received by any Manager shall be held by such Manager in trust for the Seller, and shall be turned over to the Seller, promptly for application to the Obligations.

                    (c) Notwithstanding any other provision of this Agreement, the Management Fee Provision, any Security Document or any other document executed in connection with any of the foregoing in any event, excluding all the Subordinated Loan Documents or evidencing or with respect to any Fee, the Manager shall not take any Enforcement Action prior to the date upon which all of the Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been indefeasibly paid in full in cash and all of the Security Documents have been terminated.

                    (d) If the Company, in violation of this Agreement, shall make any payment, delivery or issuance with respect to the Fees to Manager or Manager shall receive or collect any such prohibited payment, delivery or issuance or shall take any Enforcement Action that is prohibited by this Agreement, then, in each such case (i) such payment, delivery or issuance shall be deemed to be the property of, segregated, received and held in trust for the benefit of the Seller, and shall be promptly paid over and delivered forthwith to the Seller, for application to the Obligations, and (ii) such Enforcement Action vis a vis Seller shall be null and void and of no force or effect.

                    (e) Manager hereby acknowledges that as long as the payment of Fees is prohibited pursuant to this Agreement, there shall be no payment of or with respect to the Fees and accordingly the Manager shall not assert any remedies with respect thereto.

                    (f) Notwithstanding anything to the contrary set forth herein, to the extent any Fees are prohibited from being and are not paid as a result of a Blockage Period, the Company may, provided that the Blockage Period has terminated in accordance with the provisions of this Section 2(b), and no other Blockage Period is then in effect, resume payment of regularly scheduled payments of the Fees as such become due and payable to the Manager, and, after the termination of such Blockage Period, the Company may pay to the Manager, and the Manager may receive payments of any Fees accrued during any Blockage Period.

          3. Amendments to the Management Fee Provision; Other Management Fees.

                    (a) Each of the Manager and the Company agree not to modify, change, restate, supplement or amend orally or by any course of dealing or in any other manner the Management Fee Provision or to modify the method for calculating any of the Fees in a manner adverse to Seller as determined by Seller in its reasonable discretion without first obtaining the prior written consent of the Seller. The Manager agrees that they are not and they shall not provide any services under the Management Fee Provision, and Company agrees that it shall not agree or become obligated to make any payments, deliveries or issuances of any Fees to any of its Affiliates or any Affiliate of the Manager under the Management Fee Provision or otherwise, unless such Person agrees in writing, in form and substance satisfactory to the Seller, to be bound by the terms of this Agreement with respect to any Management Services such Person provides to Company and any management fees owing by Company to such Person.

                    (b) Each of the Manager and the Company agree not to enter into any other agreement, document, or instrument relating to any management fees payable by the Company to Manager, US Mills or any of their Affiliates (other than the Management Agreement) and shall not be subject to any such agreement, document or instrument without such agreement, document and instrument being made subject to this Agreement or another subordination agreement satisfactory to Seller.

          4. No Liens. Until full performance and indefeasible and irrevocable payment in full in cash of the Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) and termination of the Security Documents, the Manager shall not seek to obtain, and shall not take, accept, obtain or have, any Lien or security interest in any asset or property of the Company as security for the Fees, or any part thereof, and, if and to the extent that any such Lien or security interest at any time exists in favor of Manager, such Liens and security interests hereby are subordinated to all Liens, security interests, restrictions, encumbrances, charges and interests, now or hereafter existing, for the benefit of or in favor of the Seller and/or any of its Affiliates or its successors or assigns granted or given by the Company or US Mills or any Guarantor or any of its or their Affiliates, successors or assigns to secure the Obligations, or any part thereof, notwithstanding the date or order of attachment, creation, effectiveness or perfection of any of the foregoing or the provision of any applicable law or otherwise. Manager and the Company represents that as of the date hereof the Manager does not have and have not taken or accepted, and the Company has not granted or given to Manager, any Lien or security interest in any asset or property of the Company as security for the Fees or any part thereof other with respect to the security interest granted to CapitalSource Finance LLC pursuant to the

Management Fee Subordination Agreement dated as of the date hereof among Manager, the Company and CapitalSource Finance LLC.

          5. Representations and Warranties of Company and the Manager. Each of the Company and the Manager represent and warrant to Seller that:

                    (a) it has not relied and will not rely on any representation or information of any nature made by or received from the Seller in deciding to execute this Agreement;

                    (b) all terms and provisions relating to the Fees, including, without limitation, the computation of the Fees, are set forth solely in the Management Fee Provision, and there are no other amounts, payment or other obligations owing to the Manager by or from the Company;

                    (c) it is not a party to or subject to or bound by any agreement, document, or instrument conflicting with this Agreement or the Management Fee Provision (and all agreements ancillary thereto) or otherwise relating to the Fees other than the Management Fee Provision and shall not be subject to any such agreement, document or instrument without such agreement, document and instrument being made subject to this Agreement or another subordination agreement satisfactory to Seller;

                    (d) it is not a party to or subject to or bound by any other agreement, document, or instrument relating to any management fees payable by the Company to Manager or any of its affiliates (other than the Management Agreement) and shall not be subject to any such agreement, document or instrument without such agreement, document and instrument being made subject to this Agreement or another subordination agreement satisfactory to Seller;

                    (e) (i) the execution, delivery and performance by it of this Agreement have been duly and validly authorized by all necessary actions and pursuant to all necessary consents required therefor; (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity); and (iii) no approval, consent, authorization of, filing registration or qualification with, or other action by, it or any other Person or Governmental Authority is or will be necessary to permit the valid execution, delivery and performance of this Agreement by it or the consummation of the transactions contemplated hereby;

                    (f) the execution, delivery and performance by it of this Agreement do not (i) conflict with or violate any provision of any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other Governmental Authority binding on or applicable to it or any of its properties or assets; or (ii) if applicable, conflict with or violate any provision of its certificate of incorporation or formation, by-laws, partnership agreement, limited liability company agreement or similar documents or any agreement by and between it and its shareholders or equity owners;

                    (g) (i) it is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, would interfere with the validity of this Agreement or its right to enter into this Agreement or ability to perform its obligations hereunder; and (ii) there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against it that questions or could reasonably be expected to prevent the validity of this Agreement or the right of such Person to enter into this Agreement or to consummate the transactions contemplated hereby;

                    (h) it is not a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, this Agreement;

                    (i) the Management Fee Provision is in full force and effect and has not been amended, modified, terminated or supplemented, and constitutes the legal, valid and binding obligation of the Company and Manager, enforceable against the Company and Manager in accordance with its terms subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity); and

                    (j) Manager is a corporation duly formed, validly existing and in good standing under the laws of its state of formation and it has all requisite power and authority to execute, deliver and perform this Agreement and is not under any legal restriction, limitation or disability that would prevent it from doing any of the foregoing.

          The foregoing representations and warranties (i) are made by each of the Company and Manager with the knowledge and intention that the Seller will rely thereon and (ii) shall survive the execution and delivery of this Agreement.

          6. Covenants. Until full performance and indefeasible and irrevocable payment in full in cash of the Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) and termination of the Security Documents, except as specifically and expressly permitted in this Agreement:

                    (a) Manager shall not commence or join with any other Person in commencing any Enforcement Action or any bankruptcy, reorganization, receivership or similar proceeding in connection with Company or US Mills or any of its or their assets or properties or the Fees, Management Fee Provision or Seller Collateral, or any part thereof;

                    (b) Manager and the Company shall take all necessary and appropriate actions to ensure that this Agreement and the provisions hereof remain enforceable against Manager and the Company, as applicable;

                    (c) neither of the Manager nor the Company, shall do or cause or permit to be done, or enter into or make or become a party to any agreement (oral or written), arrangement or commitment to do or cause to be done, any of the things prohibited by this Agreement or that conflicts with this Agreement or that would prevent it from complying herewith and/or performing hereunder;

                    (d) Manager and the Company each shall take or cause to be taken such further actions, to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be requested by the Seller in its reasonable discretion in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the performance of the transactions contemplated hereby or the occurrence of a Default or Event of Default; and

                    (e) Manager shall not (i) sell, lease, transfer, pledge, encumber, restrict, assign or otherwise dispose of its rights under the Management Fee Provision or any interest therein to any Person unless such Person agrees, in a writing in form and substance satisfactory to Seller, to be bound by the terms of this Agreement or another subordination agreement, with respect to such payments, deliveries and issuances and amounts owing to it by the Company under the Management Fee Provision, or (ii) create, incur, assume or suffer to exist any Lien in Manager’s or its respective Affiliates’ favor on the Seller Collateral or any other property or asset of the Company with respect to the Fees.

          7. Security Agreement; Acknowledgment and Consent.

                    (a) Manager acknowledges and confirms receipt of a copy of the Security Agreement and hereby acknowledges and agrees not to challenge the validity or enforceability of any terms and provisions of the Security Agreement and the execution, delivery and performance by Company of the Security Agreement and other Security Documents, including, without limitation, the creation of the Obligations and the granting of security interests by the Company pursuant thereto and the rights of Seller to assign and participate any part of the Obligations pursuant and subject to Section 12.2 of the Security Agreement.

                    (b) Manager acknowledges and agrees that the Seller shall have, subject to the Security Documents, unconditional power and discretion, without notice to or consent from the Manager, to make any change, modification or amendment at any time to any of the Security Documents, Promissory Notes and/or Obligations and to deal in any manner with the Security Documents, Promissory Notes and/or Obligations and any security or guaranties therefor, including, without limitation, the release, surrender, extension, renewal, acceleration, compromise or substitution thereof without affecting, impairing, or discharging, in whole or in part, the obligations of the Manager hereunder. Without limiting the foregoing, Manager acknowledges that the Seller may, subject to the Security Documents, administer the Security Documents and Obligations in any manner it sees fit and may take and do any and all actions (or refrain therefrom) with respect to the Security Documents and/or Obligations, including, without limitation, release any or all Seller Collateral for the Obligations, release any guarantor of the Obligations, extend the time for payment of the Obligations, or any part thereof, change the interest rate on the Obligations under the Security Documents, reduce or increase the amount of the Obligations under the Security Documents, accelerate the Obligations, make any amendment, or modification whatsoever of any of the terms or conditions of the Security Documents, extend, in whole or in part, by renewal or otherwise, the time for the payment of any principal or interest or any other amount pursuant to the Promissory Notes or for the performance of any term or condition of the Security Documents, settle, release, substitute, modify, impair or exercise, or fail or refuse to exercise, any claims, rights, or remedies, of any kind or nature, which the Seller may at any time have against the Company or with respect to any Seller Collateral or Lien held by the Seller at any time, whether under any Security Document or otherwise, and collect and retain or liquidate any property or assets subject to such lien, or foreclose on any of the Seller Collateral, take additional collateral, obtain additional guarantors, accept a deed in lieu of foreclosure, exercise any and all powers, rights and remedies and/or take or fail to take any other action with respect to the Obligations.

          8. Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy (voluntary or involuntary) or reorganization (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all the assets of, or the, dissolution, liquidation or any other marshaling of the assets and liabilities of, the Company (each, an “Insolvency Event”) (i) the Seller shall be entitled to receive indefeasible and irrevocable payment in full in cash and full performance and satisfaction of all Obligations (including any interest and fees thereon accruing at the contract rate after the commencement of any such proceedings or Insolvency Event) then outstanding (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) before Manager or any of its Subsidiaries or Affiliates shall be entitled to receive any payment or distribution, whether in cash, securities or other property, in respect of any amounts due with respect to the Fees at the time outstanding, and (ii) any payment or distribution, whether in cash, securities or other property payable or deliverable in respect of the amounts due under or with respect to the Fees shall be paid or delivered, to the extent of the unpaid balance of the Obligations, for application to the payment thereof, directly to the Seller. In the event of any proceedings in connection with an Insolvency Event, Seller shall be entitled to rely upon this Agreement, which the parties acknowledge is enforceable in accordance with its terms upon the occurrence of any Insolvency Event, and shall have the right to prove, as part of its claims on account of the Obligations, its claims hereunder in any such proceeding, so as to establish its rights hereunder and to receive directly from any receiver, trustee or other court officer or custodian distributions of any sort which would otherwise be payable on account of the Seller Collateral or Obligations.

          9. Reliance. Manager, by its acceptance hereof, acknowledges and agrees, that (a) one of its affiliates, the Company, as the sole owner of US Mills, will benefit from the execution, delivery and performance by the Seller of the Acquisition Documents, (b) execution, delivery and performance by the Seller of the Acquisition Documents constitutes valuable consideration to one of its affiliates, the Company, as the sole equity owner of US Mills, (c) this Agreement is intended to be an inducement to the Seller to execute and deliver the Acquisition Documents and perform its obligations under the Acquisition Documents whether the Obligations under the Acquisition Documents were created or existed before or after the creation or existence of the Fees, and (d) the Seller is relying on the subordination and other provisions of this Agreement in executing and delivering the Acquisition Documents and performing its obligations thereunder.

          10. Rights of the Seller Regarding Collateral. In addition to the provisions set forth in this Agreement and in the Security Documents, upon the occurrence of an Event of Default the Seller shall have the right to exercise any and all other rights and remedies provided for herein or in any Security Document, under the UCC or at law or equity generally, including, without limitation, the right (a) to foreclose its security interests and Liens, and (b) to realize upon or to take possession of or sell any of the Seller Collateral with or without judicial process.

          11. No Third Party Beneficiary; Subrogation. This Agreement is not intended to benefit or confer any rights upon any third party other than successors and permitted assigns. After and to the extent that all Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) owing to Seller under the Security Documents have been indefeasibly paid in full due to payments or distributions to Seller on account of this Agreement, then and to that extent, the Manager shall become subrogated to the rights of Seller under the Security Documents to receive payment of the remaining Obligations from the Company, if any. The Company agrees that no such payments or distributions directed to Seller on account of this Agreement shall be deemed by the Company, whether in connection with its other creditors or otherwise, to be a payment by the Company on account of the Fees.

          12. Rights and Remedies. The Seller shall have the right in its sole discretion to determine which rights and/or remedies the Seller may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of the Seller’s rights, Liens or remedies under any Security Document or this Agreement, applicable law or equity. The enumeration of any rights and remedies in this Agreement or any Security Document is not intended to be exhaustive, and all rights and remedies of the Seller described in this Agreement and the Security Documents are cumulative and are not alternative to or exclusive of any other rights or remedies which the Seller otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

          13. [Intentionally Deleted]

          14. Waiver.

                    (a) No course of action or dealing, renewal, release or extension of any provision of any Security Document or this Agreement, or single or partial exercise of any such provision, or delay, failure or omission on the Seller’s part in enforcing any such provision shall affect the obligations of Manager or the Company hereunder, or operate as a waiver of such provision or preclude any other or further exercise of such provision. No waiver by the Seller of any one or more defaults by any other party in the performance of any of the provisions of any Security Document or this Agreement shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.

                    (b) Notwithstanding any other provision of any Security Document or this Agreement or any other document executed in connection with any of the foregoing or evidencing or with respect to any Fee, by completing the Closing, the Seller does not waive any breach of any representation or warranty under any Security Document or this Agreement, and all of the Seller’s claims and rights resulting therefrom are specifically reserved.

                    (c) The Manager hereby waives and agrees not to assert against the Seller any rights which a guarantor or surety could exercise (provided that the Manager has not assumed and is not hereby assuming the status of guarantor or surety with respect to the Obligations), and nothing in this Agreement shall constitute or be construed as making the Manager, the Seller a guarantor or surety.

                    (d) The Manager waives any and all claims against the Seller for the failure of the Seller or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other treatment of all or any part of the Seller Collateral, or based upon any other action taken or omitted to be taken with respect to the Obligations or Seller Collateral by the Seller. The Manager agrees that the Seller have no duties of any nature whatsoever arising out of this Agreement or the transactions contemplated hereby to the Manager except as set forth in this Agreement, whether express or implied, by virtue of this Agreement operation of law or otherwise.

                    (e) The Manager hereby irrevocably waives and agrees not to assert any right of setoff, recoupment, counterclaim, defense, demand, presentment, protest and/or deduction under contract, at law or in equity or otherwise which may now exist or may hereafter arise as a result of the existence of the Fees owing by the Company or its Affiliates or its or their successors or assigns to the Manager whether direct or indirect, absolute or contingent, secured or unsecured or due or to become due, and all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand. The Manager waives any rights they may have under applicable law or assert the doctrine of marshalling or otherwise to require the Seller or the Seller to marshal any property of the Company or US Mills for the benefit of the Manager.

          15. Entire Agreement. This Agreement constitutes the entire agreement between the Manager, the Company and the Seller with respect to the subject matter hereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made with respect to the subject matter hereof shall have no force and effect unless in writing signed by the parties hereto. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

          16. Amendment. No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by a written agreement signed by the Manager, the Seller and the Company.

          17. Notices. Any notice or request under this Agreement shall be given to any party hereto at such party’s address set forth beneath its signature on the signature page hereto, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 17. Any such notice or request shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”): (a) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt, (b) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (c) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

          18. Governing Law; Jurisdiction; Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to its choice of law provisions. Any judicial proceeding against the Manager or the Company with respect to any of the Fees or the Management Fee Provision, any of the Security Documents or this Agreement may be brought in any federal or state court of competent jurisdiction located in the State of New York. By execution and delivery of this Agreement, the Manager and the Company each (a) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (b) waives personal service of process, (c) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 17 hereof, and (d) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue, convenience or forum non conveniens. Nothing shall affect the right of the Manager, the Company, the Seller to serve process in any manner permitted by law or shall limit the right of the Seller to bring proceedings against the Manager or Company in the courts of any other jurisdiction having jurisdiction. Any judicial proceedings against the Seller, involving, directly or indirectly, the Fees and/or the Management Fee Provision, Security Documents or this Agreement shall be brought only in a federal or state court located in the State of New York. Each of the Seller, the Manager and the Company acknowledges that it participated in the negotiation and drafting of this Agreement and that, accordingly, it shall not move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

          19. Severability; Captions; Counterparts; Facsimile Signature. If any provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Agreement which shall be given effect so far as possible. The captions in this Agreement are intended for convenience and reference only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

          20. Successors and Assigns; Participations; New Sellers. This Agreement (a) shall inure to the benefit of, and may be enforced by, the Manager, the Seller, Transferees (to the extent expressly provided in the Security Agreement) and all future Managers and holders of the Promissory Notes, any of the Obligations or any of the Seller Collateral and each of their respective successors and permitted assigns, and (b) shall be binding upon and enforceable against the Seller, the Manager and the Company and their respective heirs, administrators, executors, successors and permitted assigns. The Manager and the Company shall not assign, delegate or transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the Seller. The Seller shall not assign, delegate or transfer this Agreement or any of its rights or obligations hereunder to a Person other than an Affiliate without the prior written consent of the Seller. Nothing contained in this Agreement or any other Security Document shall be construed as a delegation to the Seller of the Company’s duty of performance. THE MANAGER ACKNOWLEDGES AND AGREES THAT THE SELLER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND REISSUE (WITHOUT ANY SUBSTANTIVE CHANGES OTHER THAN THOSE RESULTING FROM SUCH DIVISION) THE PROMISSORY NOTES, AND/OR (II) PURSUANT AND SUBJECT TO THE TERMS OF THE SECURITY DOCUMENTS, SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER SUBJECT TO SECTION 12.2 OF THE SECURITY AGREEMENT ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT, ANY PROMISSORY NOTE, THE OBLIGATIONS, THE SELLER COLLATERAL AND/OR THE OTHER SECURITY DOCUMENTS TO ONE OR MORE OTHER PERSONS, IN EACH CASE ON THE TERMS AND CONDITIONS IN THE SECURITY AGREEMENT. The terms “the Seller” in this Agreement includes Transferees and successors and assigns, each of which shall have all rights and benefits of the Seller hereunder. Each Transferee (to the extent provided in the Security Agreement) shall have all of the rights and benefits with respect to the Obligations, Promissory Notes, Seller Collateral, this Agreement and/or Security Documents held by it as fully as if the original holder thereof. Notwithstanding any other provision of this Agreement or any Security Document or any other document executed in connection with any of the foregoing or evidencing or with respect to any Fee, the Seller may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of this Agreement; provided, that Transferees shall be subject to the confidentiality provisions contained in the Security Agreement that are applicable to Seller.

          Notwithstanding the foregoing, Section 12.2 of the Security Agreement with respect to successors and assigns is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein and made applicable hereto. In the event that any of the provisions of Section 12.2 of the Security Agreement conflict with this Section 20, Section 12.2 of the Security Agreement shall govern.

          21. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A

JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

          22. Survival; Termination. It is the express intention and agreement of the parties hereto that all covenants, representations, warranties and waivers and indemnities made by the Manager and/or the Company herein shall survive the execution, delivery and termination of this Agreement until all Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) are performed in full and indefeasibly paid in full in cash. This Agreement shall automatically terminate upon full performance and indefeasible payment in full in cash of all Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) and termination of the Security Documents. Notwithstanding any other provision of this Agreement or any Security Document or any other document executed in connection with any of the foregoing or evidencing or with respect to any Fee, no termination of this Agreement shall affect the Seller’s rights or any of the Obligations existing as of the effective date of such termination until the Obligations (other than indemnity obligations under the Security Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) have been fully performed and indefeasibly paid in cash in full.

          23. Expenses. The Company shall pay to the Seller all costs and expenses incurred by the Seller, and/or its Affiliates in accordance with the terms of the Security Agreement. Without limiting the foregoing, the Manager shall pay the reasonable attorneys’ fees and expenses (including in-house legal expenses) incurred by the Seller, or any of its Affiliates in any effort to enforce this Agreement against Manager or to recover any Fees received by Manager in violation of this Agreement. If the Seller or any of its Affiliates uses in-house counsel for any of the foregoing, the Company and/or Manager, as applicable, expressly agrees that its obligations hereunder include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by the Seller or such Affiliate in its sole discretion for the work performed.

          24. Confidentiality and Publicity. Seller reserves the right to review and approve all materials that the Manager or any of its respective Affiliates prepares that contain the Seller’s name or describe or refer to this Agreement, any of the terms hereof or thereof or any of the transactions contemplated hereby or thereby. Except to the extent disclosure is required by applicable law or regulations, the Manager shall not, and shall not permit any of its respective Affiliates to, use the Seller’s name (or the name of any of the Seller’s Affiliates) in connection with any of its business operations, provided, that Manager may disclose the Sellers’ names, the aggregate principal amount of the Promissory Notes outstanding and other principal terms of such Promissory Notes to its shareholders and other equity owners so long as the Manager inform Persons of the confidential nature of such information and such Persons agree in writing not to disclose the same to any other Person and to be bound by the confidentiality provisions of this Agreement. Nothing contained in this Agreement is intended to permit or authorize any party hereto or any of their Affiliates to contract on behalf of any other party hereto.

          25. Approvals and Duties. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of the Seller with respect to any matter that is subject of this Agreement or the Management Fee Provision may be granted or withheld by the Seller in its sole and absolute discretion. Other than the Seller’s duty of reasonable care with respect to the Seller Collateral, the Seller shall have no responsibility for or obligation or duty with respect to any of the Seller Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

          26. Legend. Until the termination of this Agreement according to its terms, the Management Fee Provision at all times shall contain in a conspicuous manner the following legend:

“This agreement and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Junior Management Fee Subordination Agreement (the “Subordination Agreement”) dated as of November  10, 2005 among Sunset Holdings International, Ltd., Sunset Brands, Inc. and IBF Fund Liquidating LLC, as Seller, to certain indebtedness described in the Subordination Agreement, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

          27. Security Agreement. Seller hereby acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, as between Seller, the Company and US Mills, nothing in this Agreement shall give or be deemed to give Seller any greater rights than such person has under the Security Agreement and the other Security Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Junior Management Fee Subordination Agreement as of the date first written above.

SELLER:

IBF FUND LIQUIDATING LLC

By:	/s/ Arthur J. Steinberg

Name:	Arthur J. Steinberg
Title:	Manager

c/o Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Attention: Arthur J. Steinberg, Esq., Manager
Telephone: (212) 836-8564
FAX: (212) 836-6157

COMPANY:

SUNSET BRANDS, INC.

By:	/s/ Todd Sanders

Name:	Todd Sanders
Title:	President & CEO

Sunset Brands, Inc.
10990 Wilshire Blvd.
Suite 1220
Los Angeles, CA 90024
Attention: President
Telephone: (310) 478-4600
Facsimile: (310) 478-4601

MANAGER:

SUNSET HOLDINGS INTERNATIONAL, LTD.

By:	/s/ Todd Sanders

Name:	Todd Sanders
Title:	Chairman & CEO

Sunset Holdings International, Ltd.
10990 Wilshire Blvd.
Suite 1220
Los Angeles, CA 90024
Attention: President
Telephone: (310) 478-4600
Facsimile: (310) 478-4601